As filed with the Securities and Exchange Commission on June 7, 1996

                                                           Registration No. 333-
================================================================================
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                               HENRY SCHEIN, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                               11-3136595
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                                 135 Duryea Road
                            Melville, New York  11747
                                  516-843-5500
               (Address of principal executive offices) (Zip code)

                    HENRY SCHEIN, INC. 1994 STOCK OPTION PLAN
                            (Full title of the plan)

                               Henry Schein, Inc.
                                 135 Duryea Road
                            Melville, New York  11747
                                  516-843-5500
                    (Name and address, and telephone number,
                   including area code, of agent for service)
                        _________________________________

                        Copies of all communications to:
                             Robert A. Cantone, Esq.
                      Proskauer Rose Goetz & Mendelsohn LLP
                                  1585 Broadway
                            New York, New York  10036
                                  212-969-3000
                        _________________________________


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================================================================================


                             CALCULATION OF REGISTRATION FEE

                                      Proposed maximum   Proposed maximum     Amount of
Title of securities    Amount to be    offering price   aggregate offering   Registration
  to be registered    registered(1)     per share(2)         price(2)            Fee
Common Stock,
par value $.01 per    678,635 shares       $13.35          $9,059,777.00      $3,124.06
share



    (1) Represents the maximum number of shares of common stock, par value $.01 per share ("Common Stock"), as to which awards may be granted under the Henry Schein, Inc. 1994 Stock Option Plan, as amended and restated effective as of July 1, 1995 (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under the Plan.

    (2) Computed pursuant to Rule 457(c) promulgated under the Securities Act, based on a price per share of $4.21 in the case of outstanding options to purchase 221,397 shares of Common Stock at an exercise price of $4.21 per share, a price per share of $16.00 in the case of outstanding options to purchase 402,400 shares of Common Stock at an exercise price of $16.00 per share, a price per share of $29.00 in the case of outstanding options to purchase 35,000 shares of Common Stock at a price of $29.00 per share, a price per share of $31.00 in the case of outstanding options to purchase 10,000 shares of Common Stock at a price of $31.00 per share and $36.75 (the average of the high and low sale prices of the Common Stock as reported on the NASDAQ National Market on June 3, 1996) in the case of unissued options to purchase 9,838 shares of Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents By Reference.
     ------   ----------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Henry Schein, Inc., a Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference:

          (1) The Corporation's Annual Report filed on Form 10-K for the fiscal year ended December 30, 1995.

          (2) The Corporation Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996.

          (3) The description of the Corporation's common stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


     Item 4.  Description of Securities.
     ------   -------------------------

     Not applicable.


     Item 5.  Interest of Named Experts and Counsel.
     ------   -------------------------------------

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.
     ------   -----------------------------------------

     Article TENTH of the Corporation's Amended and Restated Certificate of Incorporation provides that the Corporation shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expenses, liability and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding. The Certificate of Incorporation also extends indemnification to those serving at the request of the Corporation as directors, officers, employees or agents of other enterprises.

     In addition, Article NINTH of the Corporation's Amended and Restated Certificate of Incorporation provides that no director shall be personally liable for any breach of fiduciary duty. Article NINTH does not eliminate a director's liability (i) for a breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts of intentional misconduct, (iii) under Section 174 of the Delaware General Corporation Law for unlawful declarations of dividends or unlawful stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Item 7.  Exemption from Registration Claimed.
     ------   -----------------------------------

     Not applicable.


     Item 8.  Exhibits.
     ------   --------

      Exhibit Number                          Description
      --------------                          -----------

           4.1 Amended and Restated Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's
                            Registration Statement on Form S-1
                            (Registration No. 33-96528))

           4.2 Bylaws of the Corporation (incorporated by reference to Exhibit 3.2 to the Corporation's Registration Statement on Form S-1
                            (Registration No. 33-96528))

            5               Opinion of Proskauer Rose Goetz & Mendelsohn
                            LLP

           23.1             Consent of BDO Seidman, LLP

           23.2 Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in Exhibit 5)

            24              Powers of Attorney (included on Page II-5)

            99 Henry Schein, Inc. 1994 Stock Option Plan, as amended and restated effective as of July 1, 1995 (incorporated by reference to Exhibit 10.8 to the Corporation's Registration Statement on Form S-1 (Registration No. 33-96528))


     Item 9.  Undertakings.
     ------   ------------

     (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on June 6, 1996.

                                        HENRY SCHEIN, INC.


                                        By: /s/ Stanley M. Bergman
                                           -----------------------------
                                             Name:  Stanley M. Bergman
                                             Title: Chief Executive Officer and
                                                    President


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stanley M. Bergman and Mark E. Mlotek, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Henry Schein, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Company's 1994 Stock Option Plan, as amended and restated effective as of July 1, 1995, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signatures                     Title                             Date
   ----------                     -----                             ----


/s/ Stanley M. Bergman   Chairman, Chief Executive                  June 6, 1996
- ---------------------
   Stanley M. Bergman    Office and President
                         (Principal Executive Officer)


/s/ Steven Paladino      Director, Senior Vice President            June 6, 1996
- ---------------------
   Steven Paladino       and Chief Financial Officer
                         (Principal Financial Officer
                         and Principal Accounting Officer)


/s/ James P. Breslawski  Director and Executive Vice                June 6, 1996
- ----------------------
   James P. Breslawski   President


/s/ Gerald A. Benjamin   Director and Senior Vice                   June 6, 1996
- ---------------------
   Gerald A. Benjamin    President of Administration
                         and Customer Satisfaction


/s/ Leonard A. David     Director, Vice President of                June 6, 1996
- ---------------------
   Leonard A. David      Human Resources and Special
                         Counsel


/s/ Mark E. Mlotek       Director, Vice President,                  June 6, 1996
- ---------------------
   Mark E. Mlotek        General Counsel and Secretary


/s/ Pamela Joseph        Director                                   June 6, 1996
- ---------------------
   Pamela Joseph


/s/ Marvin H. Schein     Director                                   June 6, 1996
- ---------------------
   Marvin H. Schein


/s/ Irving Shafran       Director                                   June 6, 1996
- ---------------------
   Irving Shafran

                                  EXHIBIT INDEX
                                  -------------


          Exhibit
          Number           Description                    Location
          ------           -----------                    --------


            4.1     Amended and Restated        incorporated by reference
                    Articles of Incorporation   to Exhibit 3.1 to the
                    of the Corporation          Corporation's Registration
                                                Statement on Form S-1
                                                (Registration No. 33-96528)

            4.2     Bylaws of the Corporation   incorporated by reference
                                                to Exhibit 3.2 to the
                                                Corporation's Registration
                                                Statement on Form S-1
                                                (Registration No. 33-96528)


             5      Opinion of Proskauer Rose   filed herewith
                    Goetz & Mendelsohn LLP

           23.1     Consent of BDO Seidman,     filed herewith
                    LLP

           23.2     Consent of Proskauer Rose   included in Exhibit 5
                    Goetz & Mendelsohn LLP

            24      Powers of Attorney          included on Page II-5


            99      Henry Schein, Inc. 1994     incorporated by reference
                    Stock Option Plan, as       to Exhibit 10.8 to the
                    amended and restated        Corporation's Registration
                    effective as of July 1,     Statement on Form S-1
                    1995                        (Registration No. 33-96528)